Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com

Physicians Realty Trust Reports Fourth Quarter and Year Ended 2023 Financial Results

Announces $0.03 Net Income per Share and $0.26 Normalized FFO per Share for the Fourth Quarter of 2023

Fourth Quarter Highlights:
•Announced an all-stock merger of equals with Healthpeak Properties, Inc. (NYSE: PEAK) (“Healthpeak”).
•Reported fourth quarter 2023 total revenue of $135.5 million, an increase of 2.2% over the prior year period.
•Reported net income of $7.1 million for the quarter ended December 31, 2023, a decrease of 40.1% over the prior year period, and fourth quarter net income per share of $0.03 on a fully diluted basis.
•Generated fourth quarter Normalized Funds From Operations (“Normalized FFO”) of $0.26 per share on a fully diluted basis.
•Completed $47.4 million in investments, including the funding of previous loan commitments.
•Fourth quarter Outpatient Medical Same-Store Cash Net Operating Income growth was 1.0% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the fourth quarter 2023, paid on January 18, 2024.
•Achieved ENERGY STAR certifications at 16 new properties, totaling 42 property certifications since 2021.
•Earned seven new Institute of Real Estate Management (IREM®) Certified Sustainable Property designations, totaling 45 certifications since 2019.
•Weighted average leasing spread for the year ended 2023 was 4.2% on approximately 1.3 million square feet with a 74% retention rate on our consolidated portfolio, which is 94.3% leased.

Subsequent Event Highlights:
•On February 21, 2024, our shareholders voted on and approved the merger with Healthpeak. Consummation of the merger is subject to the satisfaction or waiver of customary closing conditions. The merger is expected to close on or about March 1, 2024.

Milwaukee, WI - February 21, 2024 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the fourth quarter ended December 31, 2023.

Fourth Quarter Financial Results

Total revenue for the fourth quarter ended December 31, 2023, was $135.5 million, an increase of 2.2% from the fourth quarter ended December 31, 2022. As of December 31, 2023, the consolidated portfolio was approximately 94.3% leased.

Total expenses for the fourth quarter 2023 were $128.2 million, compared to total expenses of $120.3 million for the fourth quarter 2022.

Net income for the fourth quarter 2023 was $7.1 million, compared to net income of $11.9 million for the fourth quarter 2022.

Net income attributable to common shareholders for the fourth quarter 2023 was $6.8 million. Diluted earnings per share for the fourth quarter 2023 was $0.03 based on approximately 249.6 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds From Operations (“FFO”) totaled $56.7 million, or $0.23 per share on a fully diluted basis, for the fourth quarter 2023 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $47.5 million and our unconsolidated joint ventures of $2.3 million, offset by $0.2 million of other adjustments. Normalized FFO, which adjusts for a $0.5 million net change in the fair value of our derivatives and $6.9 million of merger and transaction related expenses, was $64.1 million, or $0.26 per share on a fully diluted basis.

Normalized Funds Available for Distribution (“FAD”) for the fourth quarter 2023, which consists of Normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures and lease commissions, loan reserve adjustments, and our share of adjustments from unconsolidated investments, was $62.6 million.

Our Outpatient Medical Same-Store portfolio of 271 properties, which represents 98% of our consolidated leasable square footage, generated year-over-year Outpatient Medical Same-Store Cash Net Operating Income (“Cash NOI”) growth of 1.0% for the fourth quarter 2023.

Other Recent Events

Fourth Quarter Investment Highlights

Investment activity in the fourth quarter ended December 31, 2023, was highlighted by the closing of three construction loans for an aggregate commitment of $90.6 million, of which we have funded $17.8 million to date.

Abrazo Buckeye OMF - On November 1, 2023, the Company closed on a $14.7 million construction loan, yielding an interest rate of 7.6%, that will be used to finance the development of a three-story, 61,000 square foot outpatient medical facility (“OMF”) in a rapidly growing suburb west of Phoenix, Arizona. The OMF is part of the first phase of the development of a new 27-acre Abrazo Health campus. Abrazo’s new Buckeye hospital is expected to be completed and open for operations in 2026. The OMF is 72% pre-leased with leases having 10-year terms and 3% annual rent escalators. Subsidiaries of Tenet Health, including Abrazo Medical Group, anchor 52% of the pre-leased rentable square footage. Construction of the OMF has commenced and is expected to be completed in the first half of 2025 and the Company will have the option to purchase the property after completion of construction and the satisfaction of certain conditions.

Pima Center OMF - On December 7, 2023, the Company closed on a $43.9 million construction loan yielding an interest rate of 7.5% that will be used to finance the development of a four-story, 98,000 square foot OMF on the HonorHealth Medical Campus at Pima Center in Scottsdale, Arizona. The Company funded $12.0 million in the fourth quarter 2023. The OMF will be anchored by HonorHealth, which will occupy 74% of the OMF rentable square footage and will provide primary and bariatric care, physical therapy, medical fitness, and concussion treatment services. Construction of the OMF is expected to be completed in the first half of 2025 and the Company will have the option to purchase the property after completion of construction and satisfaction of certain conditions.

Voyages Behavioral Health Hospital - On December 19, 2023, the Company closed on a $32.0 million construction loan yielding an interest rate of 7.8% that will be used to finance the redevelopment of a seven-story, 57,000 square foot former outpatient medical facility located near the Baylor University Medical Center in Dallas, Texas. The facility will become the new Voyages Behavioral Health Hospital and will be fully leased by Voyages Behavioral Health, an affiliate of Post Acute Medical, pursuant to a 20-year absolute net lease. The hospital will provide both inpatient and outpatient psychiatric services. $5.8 million was funded in the fourth quarter 2023. Construction is expected to be completed in the first half of 2025 and the Company will have the option to purchase the property after completion of construction and satisfaction of certain conditions.

Dividend Paid

On December 21, 2023, announced that our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended December 31, 2023. The dividend was paid on January 18, 2024, to common shareholders and OP Unit holders of record as of the close of business on January 3, 2024.

ESG Property Certifications Earned

The Company is proud to announce it has earned seven new IREM® CSP designations in 2023 at DOC-owned properties, reinforcing the Company’s ongoing commitment to expanding its environmental, social, and governance (ESG) practices. The IREM® CSP is a sustainability certification program that focuses on the role of exceptional real estate management through green building performance. IREM’s sustainability certification provides properties with recognition for resource efficiency and environmental initiatives. In total, the Company has earned 45 IREM® CSP designations since 2019.

The Company is also proud to have achieved ENERGY STAR® Certification receiving 16 new property certifications, totaling 42 certifications since 2021. As an ENERGY STAR® partner since 2014, the Company continually incorporates better environmental impact principles into our business thoughtfully and responsibly.

Conference Call Information

The Company will not hold a conference call for the fourth quarter ended December 31, 2023.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals, and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of December 31, 2023, owned approximately 96.1% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations. The information contained on our website is not a part of, and is not incorporated by reference into, this press release.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, anticipated completion of development projects, ability to execute its business plan, and ability to consummate the proposed merger with Healthpeak and the timing of the closing of the proposed merger. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Rental revenues	$94,860	$93,496	$376,762	$371,727
Expense recoveries	36,137	36,122	151,331	143,646
Rental and related revenues	130,997	129,618	528,093	515,373
Interest income on real estate loans and other	4,475	2,947	15,370	11,262
Total revenues	135,472	132,565	543,463	526,635
Expenses:
Interest expense	21,514	19,878	81,351	72,234
General and administrative	7,623	9,809	38,756	40,209
Operating expenses	44,567	43,020	182,661	171,100
Depreciation and amortization	47,536	47,639	191,091	189,641
Merger and transaction-related expense (1)	6,934	—	6,934	—
Total expenses	128,174	120,346	500,793	473,184
Income before equity in (loss) income of unconsolidated entities and gain on sale of investment properties, net:	7,298	12,219	42,670	53,451
Equity in (loss) income of unconsolidated entities	(176)	(338)	1,084	(790)
Gain on sale of investment properties, net	—	—	13	57,375
Net income	7,122	11,881	43,767	110,036
Net income attributable to noncontrolling interests:
Operating Partnership	(279)	(410)	(1,722)	(5,240)
Partially owned properties (2)	(48)	(46)	(169)	(430)
Net income attributable to common shareholders	$6,795	$11,425	$41,876	$104,366
Net income per share:
Basic	$0.03	$0.05	$0.18	$0.46
Diluted	$0.03	$0.05	$0.17	$0.46
Weighted average common shares:
Basic	238,489,449	229,134,463	238,216,847	226,598,474
Diluted	249,642,987	240,952,269	249,344,713	239,610,285

Dividends and distributions declared per common share	$0.23	$0.23	$0.92	$0.92
(1)During the year ended December 31, 2023, the Company recorded merger and transaction-related expense of $6.9 million related to the proposed merger with Healthpeak, which are primarily comprised of legal, accounting, tax, and other costs incurred prior to year-end.
(2)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2023	2022
ASSETS
Investment properties:
Land and improvements	$249,470	$241,559
Building and improvements	4,705,870	4,659,780
Construction in progress	53,319	18,497
Tenant improvements	100,834	88,640
Acquired lease intangibles	509,468	505,335
	5,618,961	5,513,811
Accumulated depreciation	(1,187,952)	(996,888)
Net real estate property	4,431,009	4,516,923
Right-of-use lease assets, net	226,824	231,225
Real estate loans receivable, net	98,277	104,973
Investments in unconsolidated entities	78,218	77,716
Net real estate investments	4,834,328	4,930,837
Cash and cash equivalents	156,779	7,730
Tenant receivables, net	11,955	11,503
Other assets	152,559	146,807
Total assets	$5,155,621	$5,096,877
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$393,718	$188,328
Notes payable	1,451,905	1,465,437
Mortgage debt	127,413	164,352
Accounts payable	8,364	4,391
Dividends and distributions payable	61,186	60,148
Accrued expenses and other liabilities	96,087	87,720
Lease liabilities	104,844	105,011
Acquired lease intangibles, net	22,578	24,381
Total liabilities	2,266,095	2,099,768

Redeemable noncontrolling interests - partially owned properties	3,008	3,258

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 238,519,554 and 233,292,030 common shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	2,385	2,333
Additional paid-in capital	3,821,718	3,743,876
Accumulated deficit	(1,061,293)	(881,672)
Accumulated other comprehensive income	717	5,183
Total shareholders’ equity	2,763,527	2,869,720
Noncontrolling interests:
Operating Partnership	113,662	123,015
Partially owned properties	9,329	1,116
Total noncontrolling interests	122,991	124,131
Total equity	2,886,518	2,993,851
Total liabilities and equity	$5,155,621	$5,096,877

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$7,122	$11,881	$43,767	$110,036
Earnings per share - diluted	$0.03	$0.05	$0.17	$0.46

Net income	$7,122	$11,881	$43,767	$110,036
Net income attributable to noncontrolling interests - partially owned properties	(48)	(46)	(169)	(430)
Depreciation and amortization expense	47,469	47,544	190,706	189,221
Depreciation and amortization expense - partially owned properties	(126)	(138)	(536)	(379)
Gain on sale of investment properties, net	—	—	(13)	(57,375)
Proportionate share of unconsolidated joint venture adjustments	2,281	2,258	7,280	9,289
FFO applicable to common shares	$56,698	$61,499	$241,035	$250,362
Net change in fair value of derivative	475	—	660	—
Merger and transaction-related expense (1)	6,934	—	6,934	—
Gain on extinguishment of debt	—	—	(1,763)	—
Proportionate share of unconsolidated joint venture adjustments	—	20	—	(340)
Normalized FFO applicable to common shares	$64,107	$61,519	$246,866	$250,022

FFO per common share - diluted	$0.23	$0.26	$0.97	$1.04
Normalized FFO per common share - diluted	$0.26	$0.26	$0.99	$1.04

Normalized FFO applicable to common shares	$64,107	$61,519	$246,866	$250,022
Non-cash share compensation expense	3,386	3,272	15,676	15,672
Straight-line rent adjustments	(476)	(1,488)	(3,232)	(6,847)
Amortization of acquired above/below-market leases/assumed debt	1,054	1,151	4,392	4,924
Amortization of lease inducements	245	225	962	900
Amortization of deferred financing costs	763	575	2,791	2,314
Recurring capital expenditures and lease commissions	(6,094)	(7,193)	(23,415)	(23,853)
Loan reserve adjustments	511	(84)	786	75
Proportionate share of unconsolidated joint venture adjustments	(930)	(118)	(2,314)	(1,018)
Normalized FAD applicable to common shares	$62,566	$57,859	$242,512	$242,189

Weighted average common shares outstanding - diluted	249,642,987	240,952,269	249,344,713	239,610,285
(1)During the year ended December 31, 2023, the Company recorded merger and transaction-related expense of $6.9 million related to the proposed merger with Healthpeak, which are primarily comprised of legal, accounting, tax, and other costs incurred prior to year-end.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$7,122	$11,881	$43,767	$110,036
General and administrative	7,623	9,809	38,756	40,209
Merger and transaction-related expense (1)	6,934	—	6,934	—
Depreciation and amortization expense	47,536	47,639	191,091	189,641
Interest expense	21,514	19,878	81,351	72,234
Corporate high yield interest income	(2,370)	—	(5,654)	—
Swap income	(360)	—	(604)	—
Net change in the fair value of derivative	475	—	660	—
Gain on sale of investment properties, net	—	—	(13)	(57,375)
Proportionate share of unconsolidated joint venture adjustments	3,733	3,636	12,677	13,925
NOI	$92,207	$92,843	$368,965	$368,670

NOI	$92,207	$92,843	$368,965	$368,670
Straight-line rent adjustments	(476)	(1,488)	(3,232)	(6,847)
Amortization of acquired above/below-market leases	1,054	1,152	4,392	4,935
Amortization of lease inducements	245	225	962	900
Loan reserve adjustments	511	(84)	786	75
Proportionate share of unconsolidated joint venture adjustments	(74)	(139)	(367)	(485)
Cash NOI	$93,467	$92,509	$371,506	$367,248

Cash NOI	$93,467	$92,509
Assets not held for all periods	(577)	(14)
Non-outpatient medical facilities	(2,871)	(2,778)
Lease termination fees	(57)	—
Interest income on real estate loans	(1,593)	(2,326)
Joint venture and other income	(3,814)	(3,657)
Outpatient Medical Same-Store Cash NOI	$84,555	$83,734
(1)During the year ended December 31, 2023, the Company recorded merger and transaction-related expense of $6.9 million related to the proposed merger with Healthpeak, which are primarily comprised of legal, accounting, tax, and other costs incurred prior to year-end.

	Three Months Ended December 31,
	2023	2022
Net income	$7,122	$11,881
Depreciation and amortization expense	47,536	47,639
Interest expense	21,514	19,878
Corporate high yield interest income	(2,370)	—
Swap income	(360)	—
Proportionate share of unconsolidated joint venture adjustments	3,722	3,560
EBITDAre	$77,164	$82,958
Merger and transaction-related expense (1)	6,934	—
Non-cash share compensation expense	3,386	3,272
Non-cash changes in fair value	475	—
Pursuit costs	96	328
Non-cash intangible amortization	1,299	1,376
Proportionate share of unconsolidated joint venture adjustments	—	20
Pro forma adjustments for investment activity	630	(40)
Adjusted EBITDAre	$89,984	$87,914
(1)During the year ended December 31, 2023, the Company recorded merger and transaction-related expense of $6.9 million related to the proposed merger with Healthpeak, which are primarily comprised of legal, accounting, tax, and other costs incurred prior to year-end.

This press release includes Funds From Operations (“FFO”), Normalized FFO, Normalized Funds Available For Distribution (“FAD”), Net Operating Income (“NOI”), Cash NOI, Outpatient Medical Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the Company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, gain on extinguishment of debt, merger and transaction related expenses, and other normalizing items. Our Normalized FFO computation includes our share of required adjustments from our unconsolidated joint ventures and our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to building, site, and tenant improvements, leasing commissions, cash payments from seller master leases, and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, merger and transaction related expenses, interest expense, corporate high yield interest income, swap income, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

Outpatient Medical Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-outpatient medical facility assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers Outpatient Medical Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term Outpatient Medical Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, corporate high yield interest income, swap income, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre merger and transaction related expense, non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, corporate high yield interest income, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.